EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTNING FIRM


         We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 14, 2005, except for Note 20 to which the date is March 29, 2005, relating to the consolidated financial statements of Rush Financial Technologies, Inc., appearing in its Annual Report on Form 10-KSB the year ended December 31, 2004.





/s/ KBA GROUP LLP



Dallas, Texas
September 9, 2005